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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): MARCH 17, 2008

                                MICROISLET, INC.
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             (Exact name of registrant as specified in its charter)

           NEVADA                      001-32202               88-0408274
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(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)


   6370 NANCY RIDGE DRIVE, SUITE 112
         SAN DIEGO, CALIFORNIA                             92121
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(Address of principal executive offices)                 (Zip Code)


                                 (858) 657-0287
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 25, 2008, we entered into a Securities Purchase Agreement, which we refer to as the purchase agreement, with the SMR 1996 Trust III, an existing investor in our company, which we refer to as the trust. Mr. Ronald Katz, our chairman, serves as a co-trustee of the trust. Mr. Katz is not affiliated with the trust beneficiaries. The purchase agreement permitted us to issue up to $2,000,000 in aggregate principal amount of Subordinated Convertible Unsecured Revolving Promissory Notes due March 31, 2008, which we refer to as the Notes, and warrants to purchase a number of shares of common stock equal to the quotient of the aggregate funds advanced to us under the Notes, divided by $2.50, which we refer to as the Warrants. The holder of a Note may, at its option, convert all or a portion of the principal and accrued interest into the securities sold in our next equity financing transaction in which we raise at least $3 million, on the same terms as the securities purchased by the other investors in the financing. Each Warrant has an exercise price of $0.40 per share and is exercisable for a period of 5 years, commencing on the earlier of the one year anniversary of the grant and the occurrence of any specified fundamental transaction involving our company. The holder may elect a cashless exercise of the Warrant under certain circumstances.

In connection with the purchase agreement, on January 25, 2008, we issued to the trust (1) a Note in the principal amount of $1,000,000, which we refer to as the January Note, and (2) a Warrant, which we refer to as the January Warrant, to purchase a number of shares of our common stock equal to the quotient of the aggregate funds advanced to us under the January Note, divided by $2.50, up to a maximum of 400,000 shares. The full $1,000,000 under this Note has been drawn down by the Company, and accordingly, the January Warrant is exercisable for 400,000 shares.

For more information about the terms of the purchase agreement, the January Note and the January Warrant, see Items 1.01, 2.03 and 3.02 of the Form 8-K we filed with the SEC on January 31, 2008, which disclosure in incorporated herein by reference.

On March 17, 2008, we entered into a First Amendment to Securities Purchase Agreement and Promissory Note, which we refer to as the amendment, with the trust. Pursuant to the amendment, the maximum aggregate original principal amount of the Notes issuable under the purchase agreement was increased from $2,000,000 to $2,500,000, and the maturity date of the Notes was extended to May 31, 2008. The maturity date may be accelerated by the trust upon the occurrence and during the continuance of an event of default.

In connection with the amendment, on March 17, 2008, we issued to the trust (1) a Note, which we refer to as the March Note, and (2) a Warrant, which we refer to as the March Warrant, to purchase a number of shares of our common stock equal to the quotient of the aggregate funds advanced to us under the March Note, divided by $2.50, up to a maximum of 600,000 shares. On that same date, the trust advanced to us $500,000 under the terms of the March Note. Prior to the maturity of the March Note, we may request additional advances from the trust, up to a total aggregate principal amount of $1,500,000, which the trust may agree to make in its sole discretion.

A copy of the amendment, the March Note and the March Warrant are filed as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference. The summary description of the documents set forth above does not purport to be complete and is qualified in its entirety by reference to those exhibits.


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ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
              UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See disclosure in Item 1.01 above.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

See disclosure in Item 1.01 above.

This current report on Form 8-K is neither an offer to sell, nor a solicitation of an offer to buy, any of the securities described herein. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

         (d)  Exhibits.
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         99.1  First Amendment to Securities Purchase Agreement and Promissory
               Note dated March 17, 2008
         99.2 Subordinated Convertible Unsecured Revolving Promissory Note issued March 17, 2008
         99.3  Warrant issued March 17, 2008


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 21, 2008                           MICROISLET, INC.


                                                  By: /s/ Michael J. Andrews
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                                                      Michael J. Andrews
                                                      Chief Executive Officer



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